Exhibit 99.3

Exploitatiemaatschappij
De Berghaaf B.V.

at Barneveld, The Netherlands

Financial statements for the year ended
December 31, 2016 and 2015

1

T: +31 (0)26 352 56 25 E: arnhem@bdo.nl www.bdo.nl	BDO Audit & Assurance B.V. Postbus 1062, 6801 BB Arnhem Meander 725, 6825 ME Arnhem Nederland

To the Management Board and Shareholders of Exploitatiemaatschappij De Berghaaf B.V.

Ref.: 190723/17-1578/JvD/MS

Independent auditor’s report

We have audited the accompanying consolidated financial statements 2016 of Exploitatiemaatschappij De Berghaaf B.V. (the “Company”), which comprise the consolidated balance sheets as of December 31, 2016 and December 31, 2015, and the related statements of operations, comprehensive income and cash flows for the years then ended which have been prepared in accordance with Part 9 of Book 2 of the Dutch Civil Code.

Description of responsibilities for the financial statements

Responsibilities of management for the financial statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with Part 9 of Book 2 of the Dutch Civil Code; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to errors or fraud.

Our responsibilities for the audit of the financial statements

Our responsibility is to express an opinion based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to errors or fraud. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Exploitatiemaatschappij De Berghaaf B.V., at December 31, 2016 and December 31, 2015, and the results of its operations and its cash flows for the years then ended in accordance with Part 9 of Book 2 of the Dutch Civil Code.

2

Statutair gevestigd te Eindhoven en ingeschreven in het handelsregister onder nummer 17171189.

BDO Audit & Assurance B.V. is lid van BDO International Ltd, een rechtspersoon naar Engels recht met beperkte aansprakelijkheid,

en maakt deel uit van het wereldwijde netwerk van juridisch zelfstandige organisaties die onder de naam “BDO” optreden.

BDO is de merknaam die wordt gebruikt ter aanduiding van het BDO netwerk en van elk van de BDO Member Firms.

Emphasis of Matter

The Company prepares its financial statements on the basis of accounting principles generally accepted in The Netherlands, which differs from accounting principles generally accepted in the United States of America. Our opinion is not modified with respect to this matter.

Arnhem, the Netherlands, June 28, 2017

For and on behalf of BDO Audit & Assurance B.V.,

/s/ drs. J.A.W. Huls RA

drs. J.A.W. Huls RA

3

Exploitatiemaatschappij De Berghaaf B.V.,

Barneveld

Consolidated balance sheet as at 31 December 2016

(after proposal resultappropriation)

		31-12-2016		31-12-2015
		€	€	€	€
ASSETS

Fixed assets

Intangible fixed assets	1
Development costs			1,153,362		461,325

Tangible fixed assets	2
Land and buildings		5,036,831		5,200,131
Plant and equipment		1,137,560		1,247,112
Other fixed assets		742,304		840,724
Assets under construction and prepay-ments on tangible fixed assets		129,738		132,202
			7,046,433		7,420,169

Financial fixed assets
Participations in affiliated companies	3	62,420		78,129
Other receivables	4	8,640		13,377
			71,060		91,506

Current assets

Inventories
Stock	5	7,399,315		5,698,492
Prepayments on stock		554,153		158,852
			7,953,468		5,857,344

Receivables
Trade receivables	6	6,814,500		7,057,902
Receivables from associated
companies	7	208,465		-
Taxes and social security premiums	8	683,240		509,876
Other receivables and accrued assets	9	166,167		234,068
			7,872,372		7,801,846

Cash and cash equivalents	10		5,911,982		3,326,682

Total assets			30,008,677		24,958,872

4

Exploitatiemaatschappij De Berghaaf B.V.,

Barneveld

		31-12-2016		31-12-2015
		€	€	€	€

LIABILITIES

Group equity	11		9,818,364		8,323,712

Cumulative preferent stock	12		9,000,000		9,000,000

Guaranteed equity			18,818,364		17,323,712

Provisions
Deferred tax liabilities	13	513,201		450,652
Warranty provision	14	1,302,532		1,132,179
Provision for major maintenance	15	410,333		360,166
Other provisions	16	127,053		105,098
			2,353,119		2,048,095

Current liabilities
Amounts owed to credit institutions	17	-		300,000
Trade creditors	18	3,617,991		4,039,699
Liabilities to other participations	19	37,867		438,523
Taxes and social security premiums	20	-		175,139
Other liabilities and accrued expenses	21	5,181,336		633,704
			8,837,194		5,587,065

Total equity and liabilities			30,008,677		24,958,872

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Exploitatiemaatschappij De Berghaaf B.V.,

Barneveld

Consolidated profit and loss account for the year 2016

		2016		2015
		€	€	€	€

Net Turnover	22	51,417,199		45,631,697
Cost of sales	23	-22,399,722		-20,115,349
Gross margin			29,017,477		25,516,348
Wages and salaries	24	10,592,072		8,795,380
Social security charges	25	1,155,976		969,377
Pension expenses	26	848,003		776,196
Depreciation		986,274		776,834
Other operating expenses	27	7,464,930		6,570,553

Total operating expenses			21,047,255		17,888,340

Operating result			7,970,222		7,628,008
Other financial income	28	3,435		8,357
Interest and similar expenses	29	-771,875		-782,566
Financial income and expense			-768,440		-774,209

Consolidated result from operational activities before taxation			7,201,782		6,853,799
Tax on result from ordinary activities	30		-1,211,160		-1,446,012
			5,990,622		5,407,787
Share in result from participations	31		44,608		-53,398
Net consolidated result after taxation			6,035,230		5,354,389

6

Exploitatiemaatschappij De Berghaaf B.V.,

Barneveld

Consolidated cash flow statement for the year 2016

	2016		2015
	€	€	€	€

Cash flow from operating activities
Operating result		7,970,222		7,628,008

Adjustments for
Depreciation		982,631		788,415
Movement provisions		305,024		-162,250
Exchange rate differences		40,578		-49,194

Changes in working capital
Movements inventories and work in progress	-2,096,124		-35,371
Other accounts receivable	-70,526		336,571
Movement payables	-721,409		66,540
Recevables from participants	-		-775,329
		-2,888,059		-407,589
Cash flow from business activities		6,410,396		7,797,390

Interest received	3,435		8,359
Interest paid	-6,875		-
Tax on result from ordinary activities	-1,435,278		-1,446,012
		-1,438,718		-1,437,653
Cash flow from operating activities		4,971,678		6,359,737

Cash flow from investment activities
Investments in intangible assets	-858,533		-517,389
Investments in tangible assets	-450,933		-1,716,871
Disposal of tangible fixed assets	8,534		362,517
Disposal of financial fixed assets	-65,054		-
Share in result from participations	44,608		-
Cash flow from investment activities		-1,321,378		-1,871,743

Cash flow from financing activities
Dividend paid	-765,000		-6,000,000
Repayments to long-term liabilities	-300,000		-300,000
Cash flow from financing activities		-1,065,000		-6,300,000
Movements cash		2,585,300		-1,812,006

Turnover movement cash and cash equivalents
Balance as at beginning of financial year		3,326,682		5,138,688
Movements during financials year		2,585,300		-1,812,006
Balance at financial year end		5,911,982		3,326,682

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Exploitatiemaatschappij De Berghaaf B.V.,

Barneveld

Accounting policies of the consolidated annual report

Entity information

Registered address and registration number trade register

The registered and actual address of Exploitatiemaatschappij De Berghaaf B.V. is Albert Plesmanstraat 42, 3772 MN in Barneveld. Exploitatiemaatschappij De Berghaaf B.V. is registered at the trade register under number 09081758.

General notes

Description of the most important activities of the entity

The activities of Exploitatiemaatschappij De Berghaaf B.V. and its group companies (‘the Group’) consists mainly of producing high-quality vision solutions that perform under all conditions. From seas to roads, from mines to harbors and from warehouses to construction sites.

Consolidation

Disclosure of consolidation

The consolidation includes the financial information of Exploitatiemaatschappij De Berghaaf B.V., its group companies and other entities in which it exercises control or whose central management it conducts. Group companies are entities in which Exploitatiemaatschappij De Berghaaf B.V. exercises direct or indirect control based on a shareholding of more than one half of the voting rights, or of which it has the authority to govern otherwise their financial and operating policies. Potential voting rights that can be exercised directly from the balance sheet date are also taken into account.

Participating interests in group equity and group result are disclosed separately. Participating interests over which no control can be exercised (associates) are not included in the consolidation.

Intercompany transactions, profits and balances among group companies and other consolidated entities are eliminated, unless these results are realised through transactions with third parties. Unrealised losses on intercompany transactions are also eliminated, unless such a loss qualifies as an impairment. The accounting policies of group companies and other consolidated entities have been changed where necessary, in order to align them to the prevailing group accounting policies.

The consolidated companies are listed below:

- Exploitatiemaatschappij De Berghaaf B.V. - Barneveld, The Netherlands

- Orlaco Products B.V. - Barneveld, The Netherlands (100%)

- Orlaco Vision B.V. - Barneveld, The Netherlands (100%)

- Orlaco Maritime CCTV B.V. - Barneveld, The Netherlands (100%)

- Orlaco Trucktronic Eyes B.V. - Barneveld, The Netherlands (100%)

- Orlaco Vastgoed B.V. - Barneveld, The Netherlands (100%)

- Orlaco GmbH - Ottobrunn, Germany (100%)

- Orlaco Inc. - Wilmington, Delaware, United States (100%)

Description of reason for not consolidating certain legal entities

The company in which Exploitatiemaatschappij De Berghaaf B.V. doesn’t exercises control is listed below:

- Omniradar B.V. - Maarsen, The Netherlands (21%)

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Exploitatiemaatschappij De Berghaaf B.V.,

Barneveld

Estimates

Disclosure of estimates

In applying the principles and policies compiling the financial statements, the directors of Exploitatiemaatschappij De Berghaaf B.V. make different estimates and judgements that may be essential to the amounts disclosed in the financial statements. The actual results might differ from these estimates.

General accounting principles

Description of the accounting standards used to prepare the financial statements

The financial statements are drawn up in accordance with the provisions of Title 9, Book 2 of the Dutch Civil Code and the pronouncements in the Dutch Accounting Standards, as published by the Dutch Accounting Standards Board (‘Raad voor de Jaarverslaggeving’).

Assets and liabilities are generally valued at historical cost, production cost or at fair value at the time of acquisition. The balance sheet and profit and loss account contain references. These refer to the disclosures in the financial statements.

The valuation principles and method of determining the result are the same as those used in the previous year, with the exception of the changes in accounting policies as set out in the relevant sections.

Foreign currency translation

Foreign currency translation

Items included in the financial statements of group companies are measured using the currency of the primary economic environment in which the respective group company operates (the functional currency). The consolidated financial statements are presented in euros, which is the functional and presentation currency of Exploitatiemaatschappij De Berghaaf B.V.

Transactions in foreign currencies are stated in the financial statements at the exchange rate of the functional currency on the transaction date. Monetary assets and liabilities in foreign currencies are converted to the closing rate of the functional currency on the balance sheet date.

Accounting policies for the balance sheet

Intangible assets

Intangible fixed assets are stated at historical cost less amortisation. Impairments are taken into consideration; this is relevant in the event that the carrying amount of the asset (or of the cash- generating unit to which the asset belongs) is higher than its realisable value.

Property, plant and equipment

Land and buildings, plant and equipment, other fixed operating assets, tangible fixed assets in production and prepayments on tangible fixed assets are stated at actual cost, less accumulated depreciation and impairment losses. Depreciation is recognised in profit or loss on a straight-line basis over the estimated useful lives of each item of the tangible fixed assets and considering a residual value. Land, tangible fixed assets in production and prepayments on tangible fixed assets are not depreciated. Depreciation starts when the asset has been taken into use.

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Exploitatiemaatschappij De Berghaaf B.V.,

Barneveld

Financial assets

Participations, over which significant influence can be exercised, are valued according to the net asset value method. In the event that 20% or more of the voting rights can be exercised, it may be assumed that there is significant influence.

The net asset value is calculated in accordance with the accounting principles that apply for these financial statements; with regard to participations in which insufficient data is available for adopting these principles, the valuation principles of the respective participation are applied.

If the valuation of a participation based on the net asset value is negative, it will be stated at nil. If and insofar as Exploitatiemaatschappij De Berghaaf B.V. can be held fully or partially liable for the debts of the participation, or has the firm intention of enabling the participation to settle its debts, a provision is recognised for this.

The amount by which the carrying amount of the participation has changed since the previous financial statements as a result of the net result achieved by the participation is recognised in the consolidated profit and loss account.

Receivables recognised under financial fixed assets are initially valued at the fair value less transaction costs. These receivables are subsequently valued at amortised cost price, which is, in general, equal to the nominal value. For determining the value, any depreciation is taken into account.

Inventories

Inventories (stocks) are valued at cost price based on the FIFO method or lower realisable value.

The cost price consists of the historical cost or production cost and costs incurred in order to bring the stocks to their current location and current condition. The production cost includes direct labour and fixed and variable production overheads, taking into account the costs of the operations office, the maintenance department and internal logistics.

The realisable value is the estimated sales price less directly attributable sales costs. In determining the realisable value the obsolescence of the inventories is taken into account.

Prepayments of inventories

Prepayments on inventories (stocks) are valued at cost price.

Receivables

Trade receivables are recognised initially at fair value and subsequently measured at amortised cost. If payment of the receivable is postponed under an extended payment deadline, fair value is measured on the basis of the discounted value of the expected revenues. Interest gains are recognised using the effective interest method. When a trade receivable is uncollectible, it is written off against the allowance account for trade receivables.

Cash and cash equivalents

Cash at banks and in hand represent cash in hand, bank balances and deposits with terms of less than twelve months. Overdrafts at banks are recognised as part of debts to lending institutions under current liabilities. Cash at banks and in hand is valued at nominal value.

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Exploitatiemaatschappij De Berghaaf B.V.,

Barneveld

Equity

When Exploitatiemaatschappij De Berghaaf B.V. purchases treasury shares, the consideration paid is deducted from equity (other reserves or any other reserve if the articles of association allow so) until the shares are cancelled or reissued. Where such shares are subsequently reissued, any consideration received is included in equity (other reserves or any other reserve). The consideration received will be added to the reserve from which earlier the purchase price has been deducted.

Incremental costs directly attributable to the purchase, sale and/or issue of new shares are shown in equity as a deduction, net of tax, from the proceeds.

The cumulative preferent stock is separately presented under guaranteed equity in the consolidated financial statements according to it’s hybrid economic charactaristics. The dividend concerning this cumulative preferent stock is recognised as interest expenses in the consolidated profit and loss statement and as dividend in the consolidated cash flow statement.

Warranty provision

This provision relates to costs that must be reimbursed for products that have been sold or services that have been performed, if the legal entity has an obligation because the agreed quality standards have not been met as defined in the general terms of the company.

Provision for major maintenance

A provision is recognised for expenditures incurred on major maintenance work on buildings in order to spread these costs over a number of financial years. The addition to the provision is determined based on the expected amount of the maintenance work and expected period of executing the major maintenance.

Provision for tax liabilities

Deferred tax liabilities are recognised for temporary differences between the value of the assets and liabilities under tax regulations on the one hand and the book values applied in these financial statements on the other. The computation of the deferred tax liabilities is based on the tax rates prevailing at the end of the reporting year or the rates applicable in future years, to the extent that they have already been enacted by law.

Deferred income tax is provided on temporary differences arising on investments in group companies, associates and joint ventures, except where the timing of the reversal of the temporary difference is controlled by Exploitatiemaatschappij De Berghaaf B.V. and it is probably that the temporary difference will not reverse in the foreseeable future.

Deferred tax balances are valued at nominal value.

Provision for pension obligations

The company operates a pension plan for its staff that qualifies as a defined benefit plan, whose defined benefits are based on average earnings. This pension plan is administered by a multi employer long term employee insurance company and is disclosed in the financial statements as a defined contribution plan (as per the simplification allowed by the Guidelines of the Dutch Accounting Standards Board). This means that the contributions payable for the financial year are recognized as expenses.

The risks not covered by the insurance policy (in particular wage trend, price indexation, investment returns arising from plan assets) are not reflected in a provision in the balance sheet. According to the statements of de pension fund de coverage ratio of ‘Pensioenfonds Metaal en Techniek’ amounts year-end 2016: 97,2% (2015: 97,3%).

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Exploitatiemaatschappij De Berghaaf B.V.,

Barneveld

Other provisions

The provision for jubilee benefits is measured at the present value of expected benefits payable during employment. The calculation of the provision takes the expected future salary increases and the likely stay into account. The discount rate is the market rate of interest of high-quality corporate bonds.

Non-current liabilities

On initial recognition long-term debts are recognised at fair value. Transaction costs which can be directly attributed to the acquisition of the long-term debts are included in the initial recognition. After initial recognition long-term debts are recognised at the amortised cost price, being the amount received taking into account premiums or discounts and minus transaction costs.

The difference between stated book value and the mature redemption value is accounted for as interest cost in the consolidated profit and loss account on the basis of the effective interest rate during the estimated term of the long-term debts.

Current liabilities

On initial recognition current liabilities are recognised at fair value. After initial recognition current liabilities are recognised at the amortised cost price, being the amount received taking into account premiums or discounts and minus transaction costs. This is usually the nominal value.

Accounting policies for the income statement

Accounting principles for determining the result

The result is the difference between the realisable value of the goods and services provided and the costs and other charges during the year. The results on transactions are recognised in the year in which they are realised.

Revenue recognition

Net turnover comprises the income from the supply of goods and services and realised income from construction contracts after deduction of discounts and such like and of taxes levied on the turnover.

Sales of goods

Revenues from the goods supplied are recognised when all significant risks and rewards in respect of the goods have been transferred to the buyer.

Sales of services

Revenues from the services rendered are recognised in proportion to the services delivered, based on the services rendered up to the balance sheet date in proportion to the total of services to be rendered.

Cost of sales

Cost of sales represents the direct and indirect expenses attributable to revenue, purchase expenses related to the goods sold, employee cost, depreciation charges for buildings and equipment, and other operating expenses that are attributable to cost of sales. Goodwill amortisation is also recognised within cost of sales.

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Exploitatiemaatschappij De Berghaaf B.V.,

Barneveld

Amortisation of intangible assets and depreciation of property, plant and equipment

Intangible fixed assets and tangible fixed assets are depreciated or amortised from the date of initial use over the expected future economic life of the asset, while taking into account any applicable restrictions with respect to buildings, investment property and other tangible fixed assets. Land is not depreciated.

Future depreciation and amortisation is adjusted if there is a change in estimated future useful life.

Gains and losses from the occasional sale of property, plant or equipment are included in depreciation.

Other operating expenses

Costs are determined on a historical basis and are attributed to the reporting year to which they relate.

Income tax expense

Tax on the result is calculated based on the result before tax in the consolidated profit and loss account, taking account of the losses available for set-off from previous financial years (to the extent that they have not already been included in the deferred tax assets) and exempt profit components and after the addition of non-deductible costs. Due account is also taken of changes which occur in the deferred tax assets and deferred tax liabilities in respect of changes in the applicable tax rate.

Share in results of participating interests

The result is the amount by which the carrying amount of the participation has changed since the previous financial statements as a result of the earnings achieved by the participation to the extent that this can be attributed to Exploitatiemaatschappij De Berghaaf B.V.

Dividends to be received from participations and securities not carried at net asset value are recognised as soon as Exploitatiemaatschappij De Berghaaf B.V. has acquired the right to them.

Accounting policies for the cash flow statement

Cash flow statement

The cash flow statement has been prepared using the indirect method. The cash items disclosed in the cash flow statement comprise cash at banks and in hand except for deposits with a maturity longer than three months. Cash flows denominated in foreign currencies have been translated at average estimated exchange rates. Exchange differences affecting cash items are shown separately in the cash flow statement. Interest paid and received, dividends received and income taxes are included in cash from operating activities. Dividends paid are recognised as cash used in financing activities. The purchase consideration paid for the acquired group corporation has been recognised as cash used in investing activities where it was settled in cash. Any cash at banks and in hand in the acquired group corporation have been deducted from the purchase consideration. Transactions not resulting in inflow or outflow of cash, including finance leases, are not recognised in the cash flow statement. Payments of finance lease instalments qualify as repayments of borrowings under cash used in financing activities and as interest paid under cash generated from operating activities.

The cumulative preferent stock is separately presented under guaranteed equity in the consolidated financial statements according to it’s hybrid economic charactaristics. The dividend concerning this cumulative preferent stock is recognised as interest expenses in the consolidated profit and loss statement and as dividend in the consolidated cash flow statement.

13

Exploitatiemaatschappij De Berghaaf B.V.,

Barneveld

Notes to the consolidated balance sheet as at 31 December 2016

Assets

Fixed assets

1    Intangible fixed assets

The changes in intangible fixed assets are presented as follows:

Development
costs
€
Balance as at 1 January 2016
Development expenses	517,389
Accumulated amortisation
development expenes	-56,064
Book value as at 1 January 2016	461,325

Movements
Investments in research en
development expenses	858,533
Amortisations	-166,496
Balance movements	692,037

Balance as at
31 December 2016
Development expenses	1,374,772
Accumulated amortisation
development expenes	-221,410
Book value as at
31 December 2016	1,153,362

Depreciation percentages	12.5%

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Exploitatiemaatschappij De Berghaaf B.V.,

Barneveld

2 Tangible fixed assets

Changes in tangible fixed assets are presented as follows:

	Land and buildings	Plant and equipment	Other fixed assets	Assets under construction and prepay-ments on tangible fixed assets	Total
	€	€	€	€	€
Balance as at 1 January 2016
Cost	6,625,929	2,418,647	2,694,484	132,202	11,871,262
Accumulated depreciation of revaluation of land	514,517	-	-	-	514,517
Accumulated depreciation land	-1,940,315	-1,171,535	-1,853,760	-	-4,965,610
Book value as at 1 January 2016	5,200,131	1,247,112	840,724	132,202	7,420,169

Movements
Additions	25,251	255,640	172,506	107,204	560,601
Depreciation	-188,551	-365,192	-262,392	-	-816,135
Disposals	-	-	-23,274	-109,668	-132,942
Reversal of depreciation	-	-	14,740	-	14,740
Balance movements	-163,300	-109,552	-98,420	-2,464	-373,736

Balance as at 31 December 2016
Cost	6,651,214	2,674,287	2,846,582	129,738	12,301,821
Accumulated depreciation of revaluation of land	514,517	-	-	-	514,517
Accumulated depreciation land	-2,128,900	-1,536,727	-2,104,278	-	-5,769,905
Book value as at 31 December 2016	5,036,831	1,137,560	742,304	129,738	7,046,433

Depreciation percentages	0% - 3%	20%	10% - 20%	0%

Financial fixed assets
	31-12-2016	31-12-2015
	€	€
3 Participations in affiliated companies
R. Stahl Camera Systems GmbH	-	78,129
Omniradar B.V.	62,420	-
	62,420	78,129

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Exploitatiemaatschappij De Berghaaf B.V.,

Barneveld

	2016	2015
	€	€

R. Stahl Camera Systems GmbH
Book value as at 1 January	78,129	78,129

Disposal of participation	-78,129	-
Book value as at 31 December	-	78,129

In accordance with the sale contract dated April 14th, 2016, R. Stahl Camera Systems GmbH was sold to R. Stahl AG.

	2016	2015
	€	€
Omniradar B.V.
Balance as at 1 January	-	53,398

Result	62,420	-53,398
Balance as at 31 December	62,420	-

Exploitatiemaatschappij De Berghaaf B.V. owns through Orlaco Products B.V. a capital interest amounting 21% in Omniradar B.V. The net asset value as of December 31, 2016 concerns € 297,236 positive (2015: € 552,254 negative) on behalf of 100% capital interest.

	31-12-2016	31-12-2015
	€	€

4 Other receivables
Loan personnel	8,640	13,377

Other receivables include an arm’s length loan to personnel. The interest loan is subject to an interest rate of 1-month EURIBOR incremented with 1.0%, and has a maturity of 120 monthly terms. Nothing has been agreed in respect of securities.

Current assets

	31-12-2016	31-12-2015
	€	€

5 Stock
Raw materials and consumables	4,657,066	3,590,145
Finished product	3,211,035	2,481,218
Semi-manufactured goods	201,443	161,742
	8,069,544	6,233,105
Provision obsolete raw materials and consumables	-670,229	-534,613
	7,399,315	5,698,492

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Exploitatiemaatschappij De Berghaaf B.V.,

Barneveld

	31-12-2016	31-12-2015
	€	€
6 Trade receivables
Nominal value	6,928,837	7,127,620
Undue payments receivable	-39,337	-25,369
	6,889,500	7,102,251
Provision for doubtful debts	-75,000	-44,349
	6,814,500	7,057,902

Exploitatiemaatschappij De Berghaaf B.V. has insured itself against the risk of doubtful debts with 60% - 85% coverage for insurable countries. The maximun coverage amounts forty times the paid insurance premium.

	31-12-2016	31-12-2015
	€	€
7 Receivables from associated companies
Current account Haybarn B.V.	186,816	-
Current account H.G. van Beusekom	21,649	-
	208,465	-

The interest on these receivables is subject to an interest rate based on ING basic interest incremented with 2.25%. During the year 2016 interest amounts 6.25%. Nothing has been agreed in respect of securities and repayments.

	31-12-2016	31-12-2015
	€	€
8 Taxes and social security premiums
Value added tax	610,165	502,510
Company tax	60,692	-
Other taxes	12,383	7,366
	683,240	509,876

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Exploitatiemaatschappij De Berghaaf B.V.,

Barneveld

	31-12-2016	31-12-2015
	€	€
9 Other receivables and accrued assets
Prepayments	113,768	186,719
Prepaid marketing expenses	31,295	-
Amounts due from personnel	16,684	35,897
Guarantee deposit	4,420	11,452
	166,167	234,068

10 Cash and cash equivalents
ING Bank N.V., current account	5,896,970	3,309,117
Cash	15,012	17,565
	5,911,982	3,326,682

The overdraft facility was converted into an uncommitted overdraft facility from January 1, 2016. On behalf of the overdraft facility amounting upto € 2,000,000 the following guarantees has been provided:

- Combined pledge concerning receivables, issued by Exploitatiemaatschappij De Berghaaf B.V.,

Orlaco Products B.V., Orlaco Maritime CCTV B.V., Orlaco Trucktronic Eyes B.V. and Orlaco Vision B.V.

- Joint account and liability agreement, issued by Exploitatiemaatschappij De Berghaaf B.V., Orlaco Products B.V., Orlaco Maritime CCTV B.V., Orlaco Trucktronic Eyes B.V., Orlaco Vision B.V. and Orlaco Vastgoed B.V.

- Future rights regarding insurance benefits resulting from the insurance policy concerning doubtful debts are pledged by Exploitatiemaatschappij De Berghaaf B.V., Orlaco Products B.V., Orlaco Maritime CCTV B.V., Orlaco Trucktronic Eyes B.V., Orlaco Vision B.V. and Orlaco Vastgoed B.V.

- The commercial property located at Albert Plesmanstraat 42, Barneveld, The Netherlands is encumbered with a mortgage amounting € 2,268,901.

- A non-withdrawal statement issued by Wide-Angle Management B.V. upto a solvency requirement of 25%.

18

Exploitatiemaatschappij De Berghaaf B.V.,

Barneveld

Liabilities

11 Group equity

The shareholders' equity is explained in the notes to the non-consolidated balance sheet.

	31-12-2016	31-12-2015
	€	€

12 Cumulative preferent stock
Capital consisting of 8.5% cumulative preferent shares	9,000,000	9,000,000

	2016	2015
	€	€

Total result
Net result after tax	6,800,230	6,119,389
Dividend	-5,265,000	-6,765,000
Currency translation differences	-40,578	-24,597
Total	1,494,652	-670,208

Provisions

13 Deferred tax liabilities
Balance as at 1 January	450,652	505,785
Correction previous year	-3,354	-
Transfer to acute company tax	65,903	-55,133
Balance as at 31 December	513,201	450,652

Deferred tax liabilities are recognised for the taxable temporary differences between the tax base and the accounting base of intangible and tangible fixed assets. Deferred tax liabilities are stated at nominal value, 25%.

	2016	2015
	€	€

Warranty provision
Balance as at 1 January	1,132,179	1,258,040
Addition to warranty provision	1,097,984	947,883
	2,230,163	2,205,923
Warranty costs charged to warranty provision	-927,631	-1,073,744
Balance as at 31 December	1,302,532	1,132,179

19

Exploitatiemaatschappij De Berghaaf B.V.,

Barneveld

	2016	2015
	€	€

15 Provision for building maintenance
Balance as at 1 January	360,166	348,150
Change	50,167	12,016
Balance as at 31 December	410,333	360,166

16 Provision for jubilee benefits
Balance as at 1 January	105,098	98,370
Change	21,955	6,728
Balance as at 31 December	127,053	105,098

Current liabilities

	31-12-2016	31-12-2015
	€	€

17 Amounts owed to credit institutions
Repayment obligations	-	300,000

18 Trade creditors
Trade creditors	3,617,991	4,039,699

19 Liabilities to other participations
Current account Wide-Angle Management B.V.	37,867	38,523
R. Stahl Camera Systems GmbH	-	400,000
	37,867	438,523

The interest regarding the current account Wide-Angel Management B.V. is subject to an interest rate based on ING basic interest incremented with 2.25%. During the year 2016 interest amounts 6.25%. Nothing has been agreed in respect of securities and repayments.

	31-12-2016	31-12-2015
	€	€
20 Taxes and social security premiums
Company tax	-	175,139

20

Exploitatiemaatschappij De Berghaaf B.V.,

Barneveld

	31-12-2016	31-12-2015
	€	€
21 Other liabilities and accrued expenses
Dividend	4,500,000	-
Holiday allowance	298,444	262,251
Outstanding Holidays	143,918	144,103
Payables to personnel	78,324	61,127
Audit costs	45,000	38,909
Warranty costs	40,157	27,500
Turnover bonus	22,085	65,966
Energy costs	-	29,019
Other amounts payable	53,408	4,829
	5,181,336	633,704

Off-balance-sheet commitments, guarantees and security

Rental obligations

The annual amount of rent due to third parties for the rental of real estate is $ 24,000.

The agreement will end December 31, 2017.

Leasing obligations

The company has contractual leasing obligations of € 274,000 which will fall due as follows (excluding value added tax):

<1 year: € 147,000

1>5 years: € 127,000

5< years: € null

Fiscal unity

Exploitatiemaatschappij De Berghaaf B.V. forms part of the fiscal unity for income tax with Orlaco Products B.V., Orlaco Vision B.V., Orlaco Maritime CCTV B.V., Orlaco Trucktronic Eyes en Orlaco Vastgoed B.V. and is therefore not separately liable for income tax. The corporate income tax is calculated as if the company was separately liable for income tax and is offset against the current account with Exploitatiemaatschappij De Berghaaf B.V.

Exploitatiemaatschappij De Berghaaf B.V.,Orlaco Products B.V., Orlaco Vision B.V., Orlaco Maritime CCTV B.V. and Orlaco Trucktronic Eyes B.V. constitute a fiscal unity for value added tax. Based on the Tax Collection Act the companies are jointly and severally liable for the taxes payable of the group.

Purchase obligation

The purchase obligation of the company amounts € 9.8 million at year-end.

Unrecognised claim

Orlaco Products B.V., Orlaco GmbH, Stoneridge Inc. and Stoneridge GmbH received a claim due to alleged infringement of a patent protected in Germany. The companies seeked legal advice according to this matter. They - as well as their lawyer - believe that it is highly unlikely that the claim is granted and therefore they did not recognise a provision. The court sessions relating to the case will start during 2017. The costs relating to legal advice will be charged to the income statement.

21

Exploitatiemaatschappij De Berghaaf B.V.,

Barneveld

Notes to the consolidated profit and loss account for the year 2016

	2016	2015
	€	€
22 Net Turnover
Heavy equipment	18,165,916	15,584,167
Forklift applications	12,536,199	9,713,537
Onroad trucks	8,298,610	7,233,876
Crane applications	6,647,935	5,637,744
Maritime	2,784,418	3,350,684
Emergency	1,037,088	404,777
Military	1,010,262	943,330
Explosion proof	501,800	806,814
Other	434,971	1,956,768
	51,417,199	45,631,697

Geographic segmentation turnover
Europe	36,549,770	30,191,175
North and south America	12,369,806	13,070,625
Asia	1,993,380	1,844,402
Middle East	312,418	278,162
Other	191,825	247,333
	51,417,199	45,631,697

23 Cost of sales
Purchase value of goods	21,262,084	18,866,358
Warehousing costs	609,040	465,004
Transportation costs	389,367	418,718
Change in provision for obsolete stock	200,665	335,511
Exchange rate differences	-61,434	29,758
	22,399,722	20,115,349

24 Wages and salaries
Wages	6,751,878	5,773,379
Mutation Holiday allowance and outstanding Holidays	-16,410	11,187
Received subsidy WBSO	-331,677	-128,053
Wages abroad	927,771	810,795
	7,331,562	6,467,308
Management fee	993,151	974,577
Temporary workers	2,267,359	1,353,495
	10,592,072	8,795,380

Remuneration of directors

The board of Exploitatiemaatschappij De Berghaaf B.V. consists of 1 person. In accordance with the exemption within 2:383 paragraph 1 of the Netherlands Civil Code, no disclosure regarding payments to directors has been made.

22

Exploitatiemaatschappij De Berghaaf B.V.,

Barneveld

Average number of full time equivalent employees

During the financial year, the average number of employees was 150 people (2015: 148).

The average number of full time equivalent employees, shown by functions, is:

	2016	2015
	€	€

Manufacturing	32	28
Sales	29	31
Research Development	24	25
Quality Assurance	13	14
Production Control	11	12
Logistics	10	10
Product Engineering	7	5
Finance	6	5
Marketing	4	4
Secretariat	3	3
Human Resource Development	2	2
Procurement	5	5
Product Management	4	4
Total	150	148

25 Social security charges
Social security charges	1,050,811	876,390
Mutation social security charges by Holidays	6,033	2,963
Social security charges abroad	99,132	90,024
	1,155,976	969,377

26 Pension expenses
Other pension charges	775,580	720,713
Other pension charges abroad	3,130	10,026
S.F.M. and O.O.M. charges	69,293	45,457
	848,003	776,196

Amortisation of intangible fixed assets
Amortisation costs of development	166,496	56,064

23

Exploitatiemaatschappij De Berghaaf B.V.,

Barneveld

	2016	2015
	€	€
Depreciation of tangible fixed assets
Buildings and land	188,551	177,127
Depreciation costs of machinery	365,192	293,986
Other fixed assets	262,392	261,238
	816,135	732,351
Book profit other fixed assets	3,643	-11,581
	819,778	720,770

27 Other operating expenses
Other staff expenses	652,272	503,651
Housing expenses	471,185	337,840
Production and research expenses	1,073,967	1,082,932
Selling expenses	2,605,745	2,533,723
Car expenses	409,190	418,060
Office expenses	1,083,896	1,073,026
General expenses	1,168,675	621,321
	7,464,930	6,570,553

Other staff expenses
Recruitment expenses	130,145	73,619
Commuting expenses	106,694	101,926
Canteen expenses	85,262	79,874
Study and training expenses	74,668	74,792
Working conditions services	49,463	34,637
Hired staff	48,339	32,975
Industrial cloting	39,073	18,027
Payroll expenses	15,370	15,300
Staff association	8,765	8,353
Staff severance charges	6,334	-
Health insurance contribution	2,212	2,211
Other staff expenses	76,254	52,109
Other allowances	9,693	9,828
	652,272	503,651

24

Exploitatiemaatschappij De Berghaaf B.V.,

Barneveld

	2016	2015
	€	€
Housing expenses
Rent expenses	93,896	50,106
Cleaning expenses	91,271	89,900
Gas, water and electricity	81,580	79,629
Maintenance buildings	56,922	40,990
Allocation to provision for major maintenance	50,167	12,016
Security expenses	40,556	12,088
Furniture expenses	16,630	11,286
Property tax	16,478	18,302
Other housing expenses	23,685	23,523
	471,185	337,840

Production and research expenses
Redemption intellectual property rights	624,601	-
Consumption small materials	272,071	233,866
Research and development expenses	74,821	730,181
Maintenace expenses	59,532	84,830
Waste disposal expenses	22,419	9,200
Repair expenses	20,523	24,855
	1,073,967	1,082,932

Selling expenses
Addition to warranty provision	1,097,984	947,883
Travelling expenses	545,270	500,892
Exhibition expenses	363,623	206,087
Sponsoring expenses	116,325	136,790
Transport insurance	110,052	118,948
Credit insurance	103,340	122,696
Accounts receivable insurance	68,777	71,031
Doubtful debt expenses	54,990	-87,118
Advertising expenses	49,663	15,832
Business presents	30,141	29,544
Warranty costs	3,664	3,136
Cost reservation claim	-	400,434
Other selling expenses	61,916	67,568
	2,605,745	2,533,723

25

Exploitatiemaatschappij De Berghaaf B.V.,

Barneveld

	2016	2015
	€	€
Car expenses
Lease expenses	247,309	256,014
Fuel expenses	92,256	98,701
Insurance expenses	23,393	24,627
Repair and maintenance expenses	20,441	20,627
Other car expenses	38,783	28,957
	422,182	428,926
Personel contribution car expenses	-12,992	-10,866
	409,190	418,060

Office expenses
IT expenses	731,911	692,565
Communication expenses	172,156	197,973
Printing expenses	121,703	101,074
Office supplies	32,665	27,167
Postage expenses	16,789	18,449
Repair and maintenance office furniture	8,672	35,798
	1,083,896	1,073,026

General expenses
Consultancy expenses	821,331	295,579
Insurance premium	136,805	121,974
Audit costs	97,527	81,399
Bank expenses	38,215	37,580
Subscriptions	27,831	17,970
Other general expenses	46,966	66,819
	1,168,675	621,321

Specification audit fees
Audit finacial statement	50,480	53,107
Fiscal advisory	31,418	31,663
Other non-audit assignments	3,874	3,026
Total	85,772	87,796

28 Other financial income
Received bank interest	2,472	8,357
Other interest received	963	-
	3,435	8,357

26

Exploitatiemaatschappij De Berghaaf B.V.,

Barneveld

	2016	2015
	€	€
29 Interest and similar expenses
Preferent dividend costs	765,000	765,000
Interest tax authorities	6,875	1,290
Other interest expenses	-	16,276
	771,875	782,566
30 Tax on result from ordinary activities
Company tax	-1,291,267	-1,271,467
Foreign company tax	-47,232	-171,529
Company tax prior years	189,888	-
Deferred taxes	-65,903	44,922
Deferred taxes prior years	3,354	-47,938
	-1,211,160	-1,446,012

The applicable weighted average tax rate is 16.8% (2015: 21.1%), whereby the weighted average has been calculated based on the results before taxes in the various tax jurisdictions.

	2016	2015
	€	€
31 Share in result from participations
Omniradar B.V.	62,420	-53,398
R. Stahl Camera Systems GmbH	-17,812	-
	44,608	-53,398

Subsequent events

The shares of Exploitatiemaatschappij De Berghaaf B.V. were sold on January 31, 2017. The shares were obtained by Stoneridge B.V., Amsterdam.

27